This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-132742
SUBJECT TO COMPLETION, DATED JUNE 2, 2008

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 27, 2006)

$250,000,000

AMERICAN FINANCIAL GROUP, INC.

     % Senior Notes due 2018

We will pay interest on the notes semi-annually in arrears on June    and December    of each year beginning December   , 2008. The notes will mature on          , 2018.

We may redeem some or all of the notes at any time at a redemption price that includes a make-whole premium, as described under the caption “Description of Senior Notes — Optional Redemption.” There is no sinking fund for the notes. See “Description of Senior Notes — Optional Redemption.”

The notes will rank equally with the other existing and future unsecured and unsubordinated indebtedness of American Financial Group.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement.

For a more detailed description of the Notes, see “Description of Senior Notes” beginning on page S-8.

	Per Senior Note	Total

Price to public (1)
Underwriting discount
Proceeds, before expenses, to us

(1)	Plus accrued interest from , 2008, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about June   , 2008.

Merrill Lynch & Co.	UBS Investment Bank

Banc of America Securities LLC
KeyBanc Capital Markets
Wachovia Securities

Fox-Pitt Kelton Cochran Caronia Waller
Morgan Keegan & Company, Inc.
PNC Capital Markets LLC
Raymond James

The date of this prospectus supplement is June   , 2008

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus	2
Where You Can Find More Information	3
Risk Factors	4
Special Note Regarding Forward Looking Statements	4
American Financial Group, Inc.	5
Use of Proceeds	5
Description of the Securities We May Offer	5
Description of Debt Securities	6
Description of Common Stock	12
Description of Preferred Stock	12
Description of Warrants	14
Description of Depositary Shares	16
Description of the Stock Purchase Contracts and the Stock Purchase Units	19
Description of Units	19
The American Financial Capital Trusts	20
Plan of Distribution	21
Selling Securityholders	23
Legal Matters	23
Experts	23

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in the accompanying prospectus in one or more offerings. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information.” American Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus summarize certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our company and the terms of this offering and the notes, including the merits and risks involved.

We are not making any representation to any purchaser of the notes regarding the legality of an investment in the notes by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement and accompanying prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, in their entirety before making an investment decision.

In this prospectus supplement, unless stated otherwise or the context otherwise requires, references to “AFG,” “we,” “us” and “our” refer to American Financial Group, Inc., an insurance holding company incorporated in Ohio, and its subsidiaries.

American Financial Group, Inc.

American Financial Group, Inc. is a holding company which, through subsidiaries, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, indexed and variable annuities and a variety of supplemental insurance products. AFG was incorporated as an Ohio corporation in 1997. Its address is One East Fourth Street, Cincinnati, Ohio 45202; its phone number is (513) 579-2121. SEC filings, news releases, AFG’s Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through AFG’s Internet site at: www.afginc.com. Information on our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Securities Offered	$250 million aggregate principal amount of % Senior Notes due 2018.

Maturity	June , 2018

Interest Rate	The notes will bear interest from June , 2008 at a rate equal to % per year, payable semiannually.

Interest Payment Dates	June and December

Ranking	The notes are senior unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness.

Optional Redemption	We may redeem all or part of the notes, at any time, at a redemption price equal to the sum of (i) the principal amount of notes being redeemed plus interest to the redemption date, and (ii) the Make-Whole Amount, if any. The Make-Whole Amount is essentially a redemption premium, compensating a holder if we redeem the notes prior to maturity, and is more fully described under “Description of Senior Notes — Optional Redemption.”

Use of Proceeds	We intend to use the net proceeds of this offering to repay a portion of our bank line of credit. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement for important information regarding us and an investment in the notes.

RISK FACTORS

In considering whether to purchase notes, you should carefully consider all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and other information which may be incorporated by reference into this prospectus supplement and the accompanying prospectus as provided under “Where You Can Find More Information” in the accompanying prospectus. You should carefully consider the information under “Special Note Regarding Forward-Looking Statements” and the risk factors set forth below and under the caption “Risk Factors” contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007.

The notes do not restrict our ability to incur additional debt, repurchase securities or to take other actions that could negatively impact holders of the notes.

We are not restricted under the terms of the notes from incurring additional debt or repurchasing our securities. In addition, the indenture does not contain any covenants which require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

Our holding company structure results in structural subordination which may affect our ability to make payments on the notes.

The notes are obligations exclusively of American Financial Group, a holding company. Accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries to us. In addition, payment of dividends by our insurance subsidiaries may require prior regulatory notice or approval. The notes will be structurally subordinated to all obligations of our subsidiaries, which means that holders of obligations of our subsidiaries have claims on the assets of those subsidiaries that have priority to claims of holders of the notes. The indenture governing the notes does not limit the amount of debt that we or any of our subsidiaries may incur.

An active trading market for the notes may not develop.

There is currently no active public market for the notes. The notes will not be listed on any securities exchange or included in any automated quotation system. If the notes are traded, they may trade at a discount, depending on prevailing interest rates, the market for similar securities, our performance and other factors. We do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the price at which you may be able to sell the notes, if at all, may be less than the price you pay for them.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov. You may also access these filings free of charge through AFG’s Internet site at www.afginc.com. Other than the information specifically incorporated by reference in this prospectus supplement, information on American Financial Group’s website is not part of this prospectus supplement.

AFG’s common stock is listed on the New York Stock Exchange and the Nasdaq Global Select Market under the symbol “AFG.” Reports, proxy statements and other information regarding American Financial Group, Inc. may be read and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and at the

offices of Nasdaq located at Financial Industry Regulatory Authority Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

We are “incorporating by reference” into this prospectus supplement certain information that AFG files with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that AFG has previously filed with the Securities and Exchange Commission.

AFG SEC Filings (File No. 1-13653)	Period

Annual Report on Form 10-K	Year Ended December 31, 2007
Quarterly Report on Form 10-Q	Quarter Ended March 31, 2008
Forms 8-K	Filed on January 4, 2008 and April 15, 2008

All documents that AFG files with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus supplement to the completion of the offering of the notes shall also be deemed to be incorporated in this prospectus supplement by reference. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: James C. Kennedy, Vice President, Deputy General Counsel and Secretary, American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202, (513) 579-2538. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including the information incorporated by reference) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate increases; and improved loss experience.

Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

•	changes in financial, political and economic conditions, including changes in interest rates and any extended economic recessions or expansions, performance of securities markets, our ability to estimate accurately the likelihood, magnitude and timing of any losses in connection with investments in the residential mortgage market, especially in the subprime sector, and the availability of capital;

•	regulatory actions;

•	changes in the legal environment affecting AFG or its customers;

•	tax law changes;

•	levels of natural catastrophes, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war and other major losses;

•	development of insurance loss reserves and other reserves, particularly with respect to amounts associated with asbestos and environmental claims;

•	the unpredictability of future litigation if certain settlements do not become effective;

•	trends in persistency, mortality and morbidity;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	competitive pressures, including the ability to obtain adequate rates; and

•	changes in AFG’s credit ratings or the financial strength ratings assigned by major ratings agencies to our operating subsidiaries.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. AFG does not undertake any obligation to publicly update or review any forward-looking statement.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, approximately $      million after underwriting discounts and commissions and estimated offering expenses, to reduce our revolving bank line of credit which bears interest at floating rates based on prime or Eurodollar rates. In the interim, funds available from the proceeds will be invested in U.S. Treasury and government agency obligations and high grade corporate debt securities and commercial paper. As of May 31, 2008, our revolving bank line of credit carried an interest rate of     %; the facility expires on March 29, 2011. We will use cash on hand and borrowings under our bank line of credit to retire the $189.7 million of Senior Convertible Notes due 2033 which are scheduled to be redeemed on June 2, 2008.

CAPITALIZATION

The following table shows our historical capitalization at March 31, 2008, as adjusted for the items listed below in note (a), and as further adjusted to give effect to the issuance of the notes contemplated by this prospectus supplement and the repayment of borrowings under the bank credit facility.

You should read this table in conjunction with “Use of Proceeds” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our annual report on Form 10-K for the fiscal year ended December 31, 2007, our quarterly report on Form 10-Q for the quarter ended March 31, 2008, and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement.

	March 31, 2008
		As	As Further
	Historical	Adjusted(a)	Adjusted
	(dollars in millions)

Direct obligations of AFG:
% Senior Notes due 2018	$—	$—	$250.0
Senior Convertible Notes	189.7	—	—
Borrowings under bank credit facility	170.0	395.0	145.0
Other	291.1	291.1	291.1

	650.8	686.1	686.1

Obligations of subsidiaries:
AAG Holding Company (guaranteed by AFG)	247.3	218.8	218.8
Other	92.6	92.6	92.6

Total long-term debt	990.7	997.5	997.5

Minority interest	122.3	122.3	122.3

Shareholders’ equity	3,020.1	3,020.6	3,020.6

Total capitalization	$4,133.1	$4,140.4	$4,140.4

Long-term debt to total capitalization	24.0%	24.1%	24.1%

(a)	Reflects (i) $225 million in second quarter borrowings under the bank credit facility with $189.7 million used to retire AFG’s Senior Convertible Notes, (ii) a $21.5 million increase in shareholders’ equity related to the elimination of a deferred tax liability associated with the convertible debt, (iii) the June 1, 2008 redemption of the $28.5 million in outstanding AAG Holding 6 7/8% notes and (iv) the April 2008 repurchase of 800,000 shares of AFG Common Stock for approximately $21 million. Does not reflect the issuance of approximately 300,000 shares through May 30, 2008, pursuant to employee benefit and dividend reinvestment plans.

DESCRIPTION OF SENIOR NOTES

Set forth below is a description of the specific terms of the notes. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities, including the notes, set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description of senior debt securities in the accompanying prospectus and the indenture. If the description of the notes in this prospectus supplement differs from the description of senior debt securities in the accompanying prospectus, the description of the notes in this prospectus supplement supersedes the description of senior debt securities in the accompanying prospectus.

Principal, Maturity, Interest and Denomination

The principal amount of notes offered for sale pursuant to this prospectus supplement is $250 million. The notes will mature on June   , 2018. The notes will bear interest from the date of issuance, payable semi-annually on June    and December    of each year, commencing December   , 2008, to the person in whose name a note is registered at the close of business on June 1 or December 1, as the case may be, next preceding such Interest Payment Date. The notes will be issued in book entry form in denominations of $1,000 and integral multiples thereof.

Interest payments on the notes shall be computed and paid on the basis of a 360-day year of twelve 30 day months. In the event that any date on which interest is payable on the notes is not a business day, then the payment of interest payable on such date will be made on the next succeeding day that is a business day.

There is no limit on the aggregate principal amount of notes of this series that we may issue. We reserve the right, from time to time and without the consent of any holders of any of the notes, to re-open this series of notes and issue additional notes, upon the terms and subject to the conditions set forth in the indenture so long as any such additional note have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest as the notes then outstanding), so that such additional notes shall be consolidated with, form a single series with and increase the aggregate principal amount of the notes.

Ranking

The notes are senior unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness. The amount of these obligations at March 31, 2008 was approximately $458.2 million, consisting of $288.0 of senior debt securities and approximately $170.0 million borrowed under our bank line of credit. The amounts outstanding at March 31, 2008 exclude $189.7 million principal amount at maturity of our Senior Convertible Notes due 2034 which are scheduled to be redeemed on June 2, 2008. Holders of the indebtedness of subsidiaries have a claim to the assets of those subsidiaries before holders of the notes. Subsidiary indebtedness amounted to approximately $339.9 million at March 31, 2008.

Optional Redemption

We may redeem the notes in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of (i) the principal amount of the notes being redeemed plus accrued interest to the redemption date, and (ii) the Make-Whole Amount (as defined below), with respect to such notes.

“Make-Whole Amount” means the excess, if any, of (i) the sum, as determined by a Quotation Agent (as defined below) of the present values of the remaining scheduled payments of principal and interest of such notes to be redeemed (exclusive of interest accrued to the date of redemption), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) over (ii) 100% of the principal amount of the notes to be redeemed, but in all cases not less than 0.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such

redemption date, calculated on the third Business Day preceding the redemption date, plus in each case 0.  % (      basis points).

“Comparable Treasury Issue” means the U.S. Treasury 3 7/8% Note due May 15, 2018. If such security shall cease to be outstanding then Comparable Treasury Issue shall mean the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the Stated Maturity Date of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Quotation Agent” means the Reference Treasury Dealer selected by the Indenture Trustee after consultation with the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of such Quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Events of Default

In addition to the description of events of default as described in the accompanying prospectus, if an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of the notes will automatically become due and payable, without any action by the trustee or any holder.

Modification

In addition to changes to the indenture listed under “Modification — Changes Requiring Your Approval” in the accompanying prospectus, the following changes cannot be made without your approval:

•	change in the redemption price;

•	change in the date prior to which no redemption may be made; or

•	making the principal of, or premium, if any, or interest on the notes payable in anything other than United States dollars.

Book-Entry, Delivery and Form

The notes offered for sale by this prospectus supplement will be issued in the form of one Global Note held in book-entry form. The Global Note will be deposited on the date of the closing of the sale of the notes with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to as the “Global Note holder”).

DTC has advised us that it is a limited-purpose trust company that holds securities for its participating organizations (“Participants”) and facilitates the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts. DTC’s Participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other similar entities (“Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC’s Participants or DTC’s Indirect Participants.

Under the Indenture, beneficial owners of notes evidenced by the Global Note will not be considered the owners or holders of the notes for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee or receiving notices under the Indenture. Neither AFG, the Trustee, nor any underwriter will have any responsibility or liability for the records of DTC or any of its Participants or Indirect Participants or for maintaining, supervising or reviewing any records of DTC or any of its Participants or Indirect Participants relating to the notes.

The Global Note may not be transferred except as a whole by DTC to a nominee of DTC. The Global Note is exchangeable only if (1) DTC notifies AFG that it is unwilling or unable to continue as a Depository for the Global Note or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, (2) AFG in its sole discretion determines that the Global Note shall be exchangeable or (3) there shall have occurred and be continuing an Event of Default with respect to the notes represented by the Global Note. The Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates in definitive form representing notes in authorized denominations and registered in such names as DTC directs. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of DTC or its nominee.

Payments of the principal of and interest on any notes registered in the name of the Global Note holder on a record date will be payable by the Trustee to, or at the direction of, the Global Note holder. Under the terms of the Indenture, AFG and the Trustee may treat the persons in whose names the notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither AFG, the Trustee, nor any underwriter has or will have any responsibility or liability for any payments to beneficial owners of the notes. DTC has informed AFG, however, that it is currently DTC’s policy to immediately credit the accounts of Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests of securities as shown on DTC’s records. Payments by DTC’s Participants and DTC’s Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practice and will be the responsibility of DTC’s Participants or DTC’s Indirect Participants.

Governing Law

The Indenture and the notes offered for sale by this prospectus supplement shall be governed by the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion sets forth a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This summary is based on the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed under the Code, judicial decisions and administrative rulings and practice, all as currently in effect and all of which are subject to differing interpretations and subject to change, possibly with retroactive effect, that could affect the U.S. federal income tax considerations described below.

This summary does not address all of the potential U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, does not discuss any aspect of U.S. federal tax law other than income taxation, and does not discuss any state, local or non-U.S. tax considerations. This discussion is applicable only to initial beneficial owners of notes who purchase notes at their “issue price,” as defined in Section 1273 of the Code, and hold their notes as “capital assets,” within the meaning of Section 1221 of the Code (generally, property held for investment), and does not discuss the tax consequences applicable to subsequent purchasers of the notes.

Furthermore, this summary does not address the tax consequences applicable to particular holders in light of their circumstances, including but not limited to:

•	holders subject to the alternative minimum tax;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	persons holding the notes as a position in a hedging or constructive sale transaction, “straddle,” “conversion” or other integrated transaction for U.S. federal income tax purposes;

•	partnerships or other pass-through entities;

•	certain former citizens or residents of the United States;

•	pension funds;

•	real estate investment trusts;

•	dealers in securities or currencies or traders in securities that elect to use a mark to market method of accounting for their securities holdings;

•	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	non-U.S. Holders (as defined below); and

•	foreign corporations subject to special rules under the Code, such as “controlled foreign corporations” and “passive foreign investment companies.”

In addition, this discussion does not discuss any reporting requirements of or other consequences under the Treasury Regulations relating to certain tax shelter transactions. We have not sought, and will not seek, any rulings from the Internal Revenue Service with respect to any matter discussed herein. The IRS may not agree with the statements made, and conclusions reached, in this discussion and may successfully assert a contrary position.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BY U.S. HOLDERS IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

As used in this summary, the term “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation that is organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a U.S. court has authority to exercise primary supervision over the trust’s administration and one or more “United States persons,” as defined in Section 7701(a)(30) of the Code, are authorized to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a “United States person.”

The term “non-U.S. Holder” means any beneficial owner of a note that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, holds notes, then the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such partners and partnerships are urged to consult with their own tax advisors concerning the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

U.S. Federal Income Taxation

Stated Interest

Stated interest on the notes generally will be treated as “qualified stated interest” for U.S. federal income tax purposes and will be taxable to a U.S. Holder as ordinary interest income at the time it is paid or accrued in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or other Taxable Disposition of Notes

Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss. The amount of such gain or loss generally will be measured by the difference, if any, between the amount realized on such disposition, except to the extent any amount realized is attributable to accrued but unpaid interest not previously included in income, which portion will be treated as ordinary interest income, and such holder’s adjusted tax basis in the sold, exchanged, redeemed or disposed note.

A U.S. Holder’s adjusted tax basis in a note generally will equal such holder’s initial investment in such note, decreased by the amount of any principal payments and other payments on the note that are not deemed to be qualified stated interest payments received by such holder.

Gain or loss recognized on the disposition of a note generally will be capital gain or loss and, if the holder held the disposed note for more than one year at the time of disposition, long-term capital gain or loss. Long-term capital gains of non-corporate U.S. Holders are eligible for reduced rates of taxation. Subject to certain exceptions, holders can not use capital losses to offset their ordinary income. To the extent that the amount realized is attributable to accrued but unpaid interest not previously included in income, such amount will be taxable as interest, as described under the heading “— Stated Interest” above.

Information Reporting and Backup Withholding

Certain non-exempt U.S. Holders will be subject to information reporting in respect of any payments that we may make or are made on our behalf on the notes and the proceeds of any sale or other disposition of the notes. In addition, such a U.S. Holder may be subject to backup withholding, currently at a rate of 28%, if the U.S. Holder fails to provide an accurate taxpayer identification number and other information, certified under penalty of perjury, or has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns. Amounts withheld under the backup withholding rules are allowable as a refund or a credit against the U.S. Holder’s federal income tax liability upon furnishing the required information on a timely basis to the IRS. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules to their particular situations, the availability of an exemption, and the procedure for obtaining such an exemption, if applicable.

UNDERWRITING

Under the terms and conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated below:

Principal Amount
Underwriter	Of Senior Notes

Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Banc of America Securities LLC
KeyBanc Capital Markets Inc.
Wachovia Capital Markets, LLC
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC
Morgan Keegan & Company, Inc.
PNC Capital Markets LLC
Raymond James & Associates, Inc.

Total	$250,000,000

Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the notes if any notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriting agreement provides that the underwriters’ obligations to purchase the notes depend on the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us to the underwriters are true, that there is no material change in the financial markets and that we deliver to the underwriters customary closing documents.

The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover of this prospectus and to certain dealers at such price less a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the notes to other dealers. If all of the notes are not sold at the public offering price, the representatives of the underwriters may change the public offering price and the other selling terms.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters.

Per note

Total

We estimate that the total expenses related to this offering payable by us, excluding underwriting discounts and commissions, will be approximately $       .

The underwriters are offering the notes subject to their acceptance of the notes from AFG and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The notes are a new issue of securities with no established trading market. AFG does not intend to apply for listing the notes on any securities exchange or for quotation through any inter-dealer quotation system. AFG has been advised by the underwriters that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in any of the notes and any such market making may be discontinued at any time without notice at the discretion of the underwriters. No assurances can be given as to the liquidity of, or the trading market for, the notes.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize the price of the notes, such as bids or purchases of shares in the open market while the offering is in progress to peg, fix or maintain that price. These transactions also may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of the notes than they are required to purchase in the offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of the notes. Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist on the open market in the absence of these transactions. If the underwriters commence any of these transactions, they may discontinue them without notice at any time.

This prospectus supplement in electronic format may be made available on Internet sites or through other online services maintained by one or more of the underwriters or by their affiliates. In these cases, prospective investors may view offering terms online and, depending upon the underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than this prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by any underwriter is not a part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Bank of America, N.A. (an affiliate of Banc of America Securities LLC) serves as administrative agent, KeyBank National Association (an affiliate of KeyBanc Capital Markets Inc.) serves as a syndication agent and Merrill Lynch Bank USA (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), PNC Bank NA (an affiliate of PNC Capital Markets LLC), UBS Loan Finance LLC (an affiliate of UBS Securities LLC) and Wachovia Bank, N.A. (an affiliate of Wachovia Capital Markets, LLC) are each lenders under our revolving bank line of credit. These entities have received, and will continue to receive, customary fees for their services in such capacities. From time to time, some of the underwriters and their affiliates have provided, and continue to provide, investment banking, commercial banking and other services to AFG and its affiliates.

As noted under “Use of Proceeds” above, we will use the net proceeds from this offering to reduce our revolving bank line of credit. As a result, affiliates of certain of the underwriters will receive a portion of the net proceeds of this offering through those repayments. In the event that more than 10% of the net proceeds of this offering are paid to affiliates of members of the Financial Industry Regulatory Authority, Inc. (successor to the National Association of Securities Dealers, Inc., or “NASD”) participating in this offering, this offering will be made in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS

Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, will provide us with an opinion as to legal matters in connection with the notes offered by this prospectus supplement. Sidley Austin LLP will pass upon certain legal matters for the underwriters.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Prospectus

Debt Securities, Common Stock, Preferred Stock, Warrants,
Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Units

American Financial Capital Trust II
American Financial Capital Trust III
American Financial Capital Trust IV

Preferred Securities
Fully and unconditionally guaranteed, as described in this prospectus, by
American Financial Group, Inc.

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We or any selling securityholder may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

American Financial Group’s common stock is listed on the New York Stock Exchange and the Nasdaq National Market under the symbol “AFG.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III, American Financial Capital Trust IV and selling securityholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we and any selling securityholders will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The registration statement that contains this prospectus (including the exhibits) contains additional important information about American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III, American Financial Capital Trust IV, any selling securityholders and the securities offered under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices referenced below under the following heading.

In this prospectus, unless the context otherwise requires:

•	References to “American Financial Group” or “AFG” refer to American Financial Group, Inc.;

•	References to “the trusts” refer to American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV, collectively; and

•	References to “we,” “us” or “our” refer to AFG and the trusts, collectively.

WHERE YOU CAN FIND MORE INFORMATION

American Financial Group is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which it files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov. You may also access these filings free of charge through AFG’s Internet site at www.afginc.com. Other than the information specifically incorporated by reference in this prospectus, information on American Financial Group’s website is not part of this prospectus.

American Financial Group’s common stock is listed on the New York Stock Exchange and the Nasdaq National Market under the symbol “AFG.” Reports, proxy statements and other information regarding American Financial Group, Inc. may be read and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and at the offices of Nasdaq located at National Association of Securities Dealers, Inc. Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

We are “incorporating by reference” into this prospectus certain information that American Financial Group files with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that AFG has previously filed with the Securities and Exchange Commission.

AFG SEC Filings (File No. 1-13653)	Period

Annual Report on Form 10-K	Year Ended December 31, 2005
Form 8-A Registration Statement	Filed November 25, 1997

All documents that American Financial Group files with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus to the end of the offering of the securities under this document shall also be deemed to be incorporated in this prospectus by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: James C. Kennedy, Vice President, Deputy General Counsel and Secretary, American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202, (513) 579-2538. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

No separate financial statements of the three trusts have been included and none are incorporated by reference in this prospectus. We do not believe that financial statements of the trusts would be useful because the trusts have had no historical operations and will not have any independent function other than to issue securities representing undivided interests in their respective assets and investing the proceeds in AFG debt securities. In addition, all obligations of the trusts are fully and unconditionally guaranteed by AFG.

You should rely only on the information incorporated by reference or provided in this prospectus and the prospectus supplement. No one else is authorized to provide you with any other information or any different information. Neither we nor any selling securityholder is making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

RISK FACTORS

Investing in our securities involves risk.  Please see the risk factors set forth in Part I, Item 1A in AFG’s Annual Report on Form 10-K for its most recent fiscal year which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipates”, “believes”, “expects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Examples of such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; expected losses and the adequacy of reserves, including losses and reserves for asbestos, environmental pollution and mass tort claims, rate increases, improved loss experience and expected expense savings resulting from recent initiatives.

Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

•	changes in economic conditions, including interest rates, performance of securities markets, and the availability of capital;

•	regulatory actions;

•	changes in legal environment affecting AFG or its customers;

•	tax law changes;

•	levels of natural catastrophes, terrorist events (including any nuclear, biological, chemical or radiological events), incidents of war and other major losses;

•	development of insurance loss reserves and other reserves, particularly with respect to amounts associated with asbestos and environmental claims;

•	the unpredictability of possible future litigation;

•	trends in persistency, mortality and morbidity;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	competitive pressures, including the ability to obtain rate increases; and

•	changes in debt and claims paying ratings.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Neither AFG nor any trust undertakes any obligation to publicly update or review any forward-looking statement.

AMERICAN FINANCIAL GROUP, INC.

American Financial Group, Inc. (“AFG”) is a holding company that, through subsidiaries, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of fixed and variable annuities and various forms of supplemental insurance. AFG was incorporated as an Ohio corporation in 1997; its predecessor holding company originated in 1955. Its insurance subsidiaries have been operating as far back as the 1800’s. Its address is One East Fourth Street, Cincinnati, Ohio 45202; its phone number is (513) 579-2121. SEC filings, news releases, AFG’s Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through AFG’s Internet site at: www.afginc.com. Other than the information specifically incorporated by reference in this prospectus, information on American Financial Group’s website is not part of this prospectus.

At February 1, 2006, AFG’s Chairman of the Board (Carl H. Lindner) and its Co-CEOs (Carl H. Lindner III and S. Craig Lindner, sons of the Chairman) beneficially owned 11.8%, 7.3% and 7.3%, respectively, of AFG’s outstanding common stock. Another son (Keith E. Lindner) publicly reported in November 2005 that he beneficially owned shares representing 8.8% of AFG’s outstanding common stock.

For information regarding the trusts, see “The American Financial Capital Trusts” below.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, AFG expects to use the net proceeds from the sale of any securities offered by it for general corporate purposes, which may include investment in insurance businesses and the repayment of outstanding debt and the debt of AFG subsidiaries. Until the net proceeds are used for these purposes, American Financial Group may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities. The proceeds from any sale of preferred securities by any trust will be invested in AFG debt securities. Unless otherwise indicated in a prospectus supplement, neither AFG nor any trust not receive any proceeds from the sale of securities by any selling securityholder.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

American Financial Group may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units and units. The trusts may issue in one or more offerings, trust preferred securities that will be unconditionally guaranteed by AFG.

This prospectus contains a summary of the general terms of the various securities that American Financial Group may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The prospectus supplement relating to any offering of preferred securities by a trust will contain the terms of the preferred securities and the related junior subordinated debt securities that would be issued by AFG and sold to the trust using the proceeds from the sale of preferred securities. For information regarding the trusts, see “The American Financial Capital Trusts” below. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to American Financial Group or the trusts. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities are governed by documents called “indentures.” An indenture is a contract between American Financial Group and the trustee named in the applicable prospectus supplement, which acts as trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against AFG if AFG defaults. There are some limitations on the extent to which the trustee acts on your behalf, described under “— Remedies If An Event of Default Occurs.” Second, the trustee may perform administrative duties for AFG, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

The debt securities will be unsecured general obligations of AFG and may include:

•	senior debt securities, to be issued under the senior indenture;

•	subordinated debt securities, to be issued under the subordinated indenture; and

•	junior subordinated debt securities, to be issued under the junior subordinated indenture in conjunction with the issuance of preferred securities of the trusts.

If issued, the junior subordinated debt securities will be purchased by a trust using proceeds from issuances of the preferred securities of such trust. When we refer to the indenture, we mean the senior indenture and the subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee, we mean the senior trustee and the subordinated trustee collectively, unless we indicate otherwise. When we refer to the debt securities, we mean the senior and subordinated (but not the junior subordinated) debt securities, unless we indicate otherwise.

This section summarizes the general terms of the debt securities AFG may offer. We will include a description of junior subordinated debt securities in a supplement to this prospectus prepared in connection with an offering of securities by a trust. The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities, subordinated debt securities or junior subordinated debt securities and will describe the specific terms of the debt securities. The summary in this section and in any prospectus supplement does not describe every aspect of the senior or subordinated indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the senior indenture, subordinated indenture and junior subordinated indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

If AFG had issued senior debt securities on December 31, 2005, AFG would have had no outstanding debt senior to the senior debt securities, approximately $590 million debt outstanding pari passu to the senior debt securities and no debt outstanding junior to the senior debt securities. If AFG had issued subordinated debt securities on December 31 2005, AFG would have had approximately $590 million debt outstanding senior to the subordinated or junior subordinated debt securities, no subordinated debt outstanding pari passu to the subordinated debt securities and no junior debt outstanding junior to the subordinated debt securities. AFG is structured as a holding company and conducts most of its business operations through subsidiaries. As of December 31, 2005, AFG’s subsidiaries had approximately $350 million in outstanding indebtedness. Any debt securities issued would be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of AFG’s subsidiaries.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

•	the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;

•	the place or places where the principal of and premium, if any, and interest shall be payable, where the debt securities may be surrendered for transfer or exchange, and where notices may be served;

•	the date, if any, after which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the holder’s option;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any addition to any events of default or covenants with respect to the securities;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	any provision relating to the defeasance of AFG’s obligations in connection with the debt securities;

•	any provision regarding exchangeability or conversion of the debt securities into AFG common stock or other securities;

•	whether any debt securities will be issued in the form of a global security, and, if different than described below under “Book-Entry Securities,” any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

•	whether the debt securities are senior or subordinated debt securities;

•	the subordination provisions applicable to the subordinated debt securities; and

•	any other material terms of the debt securities.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by Ohio law.

Events Of Default

You will have special rights if an “event of default” occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:

•	AFG does not pay interest on a debt security within 30 days of its due date;

•	AFG does not pay the principal or any premium on a debt security on its due date;

•	AFG remains in breach of any covenant or warranty described in the indenture for 60 days after AFG receives a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;

•	AFG fails to pay an amount of debt as defined in any mortgage, indenture, security interest or other instrument totaling more than $10,000,000, AFG’s obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 10 days after AFG receives notice of default as described in the previous paragraph;

•	AFG becomes subject to final, non-appealable judgments, orders or decrees requiring payments of more than $10,000,000 and such judgment, order or decree remains unsatisfied for 60 days during which a stay of enforcement has not been in effect after AFG receives notice as described two paragraphs above; or

•	certain events of bankruptcy, insolvency or reorganization of AFG.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes AFG can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date or currency of payment of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

•	change the subordination provision of the subordinated indenture.

Changes Requiring a Majority Vote

The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Consolidation, Merger And Sale Of Assets

AFG may consolidate or merge with or into another entity, and AFG may sell or lease substantially all of AFG’s assets to another corporation if the following conditions, among others, are met:

•	where AFG merges out of existence or sells or leases substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a state or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Form, Exchange, Registration And Transfer

Generally, AFG will issue debt securities only in registered global form. See “Book-Entry Securities” below. However, if specified in the prospectus supplement, AFG may issue certificated securities in definitive form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as AFG’s agent for registering debt securities in the names of holders and transferring debt securities. AFG may appoint another entity or perform this role itself. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and AFG redeems less than all of the debt securities of a particular series, AFG may block the transfer or exchange of those debt securities during the period beginning 15 days before the day

AFG mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. AFG may also refuse to register transfers or exchanges of debt securities selected for redemption, except that AFG will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Book-Entry Securities

The debt securities will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, or other successor depository AFG appoints, and registered in the name of the depository or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depository for the securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).

DTC has informed AFG as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC mails an omnibus proxy to AFG as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from AFG or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or AFG, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of AFG or the trustee. Disbursement of payments from Cede & Co. to direct participants is DTC’s responsibility. Disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participant to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depository for the debt securities at any time by giving reasonable notice to AFG or the trustee. Under these circumstances, if a successor securities depository is not obtained, then debt security certificates must be delivered.

AFG may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

Payment And Paying Agents

AFG will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that AFG will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

In the past, AFG has chosen to pay interest by mailing checks. AFG may also choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from the trust office.

AFG may also arrange for additional payment offices, and may cancel or change these offices, including AFG’s use of the trustee’s corporate trust office. These offices are called “paying agents.” AFG may also choose to act as its own paying agent. AFG must notify you of changes in the paying agents for any particular series of debt securities.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

U.S. Bank, N.A. acts as trustee under each of the senior debt indenture and the subordinated debt indenture. U.S. Bank, N.A., sometimes acts as trustee in connection with obligations issued by us and our subsidiaries and is currently acting as a trustee in connection with certain debt obligations that AFG previously issued. U.S. Bank, N.A. and its affiliates have, from time to time, performed and in the future may perform various commercial banking services for AFG or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that AFG may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of AFG’s Amended and Restated Articles of Incorporation and Code of Regulations and to the provisions of the Ohio General Corporation Law.

The total number of authorized shares of common stock is 200,000,000. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock have the right to cumulate their votes in the election of directors but are not entitled to any preemptive rights.

Subject to restrictions under agreements related to AFG’s indebtedness and to preferences that may be granted to holders of preferred stock, holders of common stock are entitled to the share of such dividends as AFG’s board of directors, in its discretion, may validly declare from funds legally available. In the event of liquidation, each outstanding share of common stock entitles its holder to participate ratably in the assets remaining after the payment of liabilities and any preferred stock liquidation preferences.

As of February 1, 2006, AFG had 78,171,344 shares of common stock outstanding and eligible to vote, which does not include 9,953,392 shares held by AFG’s subsidiaries. Under Ohio law, shares held by subsidiaries are not entitled to vote at meetings of shareholders or by written consent. Shares of common stock carry no conversion subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable.

The AFG common stock is listed on the New York Stock Exchange and Nasdaq National Market and trade under the symbol “AFG.” AFG’s registrar and transfer agent is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that AFG may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that AFG offers, which AFG will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of AFG’s Amended and Restated Articles of Incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

AFG’s board of directors is authorized to issue up to 12,500,000 shares of voting preferred stock and up to 12,500,000 shares of non-voting preferred stock. As of the date of this prospectus, AFG has not issued any shares of preferred stock. AFG’s board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

Before issuing any series of preferred stock, AFG’s board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. AFG’s board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to AFG’s officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of AFG.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of AFG’s stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by AFG’s board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on AFG’s books. Dividends on any series of preferred stock may be cumulative or noncumulative.

AFG may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, AFG may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of AFG common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at AFG’s option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that AFG’s board of directors decides is equitable.

Unless AFG defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon AFG’s voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of AFG’s available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from AFG after they have received their full liquidation preference.

Voting Rights

If AFG issues voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to AFG’s shareholders. If AFG issues non-voting preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF WARRANTS

AFG may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. AFG may issue warrants independently or together with other securities that may be attached to or separate from the warrants. AFG will issue each series of warrants under a separate warrant agreement that will be entered into between AFG and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as AFG’s agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants AFG may offer. AFG will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Common Stock Warrants

The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•	the offering price of such warrants, which AFG may distribute proportionately free of charge to AFG’s shareholders (in the applicable prospectus supplement, AFG may refer to warrants distributed proportionately free of charge to AFG’s shareholders as rights to purchase AFG common stock and any securities not taken by AFG’s shareholders may be reoffered to the public);

•	the aggregate number of such warrants;

•	the designation and terms of the common stock issued by AFG purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock issued by AFG purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrant; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that AFG may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

AFG may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that AFG issues and deposits with a depositary. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

AFG will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between AFG and a bank or trust company, which AFG will select as its preferred stock depositary. AFG will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that AFG delivers to the depositary and which AFG is required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with AFG’s approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by AFG on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then AFG will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from AFG for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever AFG redeems shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided AFG has paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that AFG deposits with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to AFG after a period of two years from the date AFG deposits the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver AFG’s voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. AFG agrees to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

AFG may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. AFG will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with AFG’s liquidation, dissolution or winding-up. AFG may also terminate the deposit agreement at any time AFG wishes with at least 60 days prior written notice to the depositary. If AFG does so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

AFG will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AFG will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on AFG’s Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits AFG’s obligations and the obligations of the depositary. It also limits AFG’s liability and the liability of the depositary as follows:

•	AFG and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•	AFG and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide AFG with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying AFG of its election to do so. In addition, AFG may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, AFG will appoint a successor depositary.

Reports to Holders

AFG will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
AND THE STOCK PURCHASE UNITS

AFG may issue stock purchase contracts, representing contracts obligating holders to purchase from AFG, and obligating AFG to sell to the holders, a specified number of shares of AFG common stock at a future date or dates. The price per share and the number of shares of AFG common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either:

•	senior debt securities or subordinated debt securities;

•	shares of preferred stock;

•	preferred securities of American Financial Capital Trust II, American Financial Capital Trust III or American Financial Capital Trust IV; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require AFG to make periodic payments to the holders thereof or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, AFG may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

DESCRIPTION OF UNITS

AFG may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

THE AMERICAN FINANCIAL CAPITAL TRUSTS

American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV are statutory trusts formed under Delaware law pursuant to three separate declarations of trust executed by AFG, as sponsor, and the trustees (described below) for the trusts and the filing of three separate certificates of trust with the Delaware Secretary of State. Each trust’s declaration will be amended and restated as of the date the securities of such trust are initially issued. The amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

Each trust exists solely to:

•	issue its preferred securities and common securities representing undivided beneficial interests in the assets of that trust;

•	invest the proceeds from the issuance of those securities in AFG’s junior subordinated debt securities; and

•	engage only in incidental activities.

The rights of the holders of each trust’s securities, including economic rights, rights to information and voting rights, will be set forth in the trust’s amended declaration of the trust, the Delaware Statutory Trust Act and the Trust Indenture Act.

AFG will own, directly or indirectly, all of the common securities of each trust, which will have an aggregate liquidation amount equal to 3% of the total capital of each trust. The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. However, upon an event of default under a trust’s amended declaration, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. AFG will pay all fees and expenses related to the trusts and the offering of each trust’s securities.

AFG, as holder of all of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The business and affairs of the trusts will be conducted by the trustees, and the duties and obligations of the trustees will be governed by the applicable amended declarations of the trusts.

At least two of the trustees of each trust will be persons who are employees or officers of, or otherwise affiliated with, AFG. These persons are sometimes referred to herein as “regular” trustees. One trustee of each trust will be a financial institution which will be unaffiliated with AFG and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act under the terms of the applicable amended declaration and as may be further described in a prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of each trust’s securities. In addition, unless the property trustee maintains a principal place of business in the state of Delaware and otherwise meets the requirements of applicable law, one trustee of each trust will be a legal entity having a principal place of business in, or an individual resident of, the state of Delaware.

Unless otherwise indicated in a prospectus supplement, The Bank of New York will be the property trustee and The Bank of New York (Delaware) will be the Delaware trustee. The address of the principal corporate trust office of The Bank of New York is 101 Barclay Street, New York, New York, 10286 and for The Bank of New York (Delaware) is 502 White Clay Center, Route 273, Newark, Delaware, 19711. The principal place of business of the trusts will be c/o American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio, 45202, telephone number (513) 579-2121. The Bank of New York is a member of the lending bank group under AFG’s revolving credit facility, and Bank of New York and its affiliates have from time to time performed and in the future may perform commercial banking and other services for AFG and its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

PLAN OF DISTRIBUTION

AFG, the selling securityholders and each trust may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. The prospectus supplement will include the names of underwriters, dealers or agents that AFG, the selling securityholders or the trusts retain. Underwriters and agents in any distribution contemplated by this prospectus and any prospectus supplement, including but not limited to at-the-market equity offerings, may from time to time include UBS Securities LLC. The prospectus supplement also will include the purchase price of the securities; AFG’s, the selling securityholders’ and each trust’s proceeds from the sale; any underwriting discounts or commissions and other items constituting underwriters’ compensation; and any securities exchanges on which the securities may be listed.

Because the National Association of Securities Dealers, Inc. (“NASD”) views securities such as the preferred securities as interest in a direct participation program, any offering of preferred securities by any trust will be made in compliance with Rule 2810 of the NASD’s Conduct Rules.

In some cases, AFG, the selling securityholders and the trusts may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities AFG, the selling securityholders and the trusts distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

AFG, the selling securityholders and the trusts may solicit offers to purchase securities directly from the public from time to time. AFG, the selling securityholders and the trusts may also designate agents from time to time to solicit offers to purchase securities from the public on AFG’s, the selling securityholders’ or a trust’s behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions AFG, the selling securityholders or the trusts may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.

In connection with the sale of securities, underwriters may receive compensation from AFG, or the selling securityholders, the trusts or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from AFG, the selling securityholders or the trusts, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Securities may also be sold in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE and Nasdaq National Market, subject to official notice of issuance. AFG, the selling securityholders and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, AFG, the selling securityholders and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

AFG, the selling securityholders and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by AFG and the trusts against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which AFG, the selling securityholders and the trusts agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. In a firm commitment underwriting (as opposed to an “at-the-market” offering), these transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for AFG, its affiliates, the selling securityholders or the trusts, or be or have been customers of AFG’s, its affiliates, the selling securityholders or the trusts, or otherwise engage or have engaged in commercial activities with AFG, its affiliates, the selling securityholders or the trusts, in the ordinary course of business.

AFG has entered into an amended equity distribution agreement with UBS Securities LLC. Through the date of this prospectus, AFG has sold 679,000 shares of its common stock for an aggregate purchase price of approximately $21.4 million under the equity distribution agreement. In accordance with the equity distribution agreement, AFG may offer and sell up to 2,321,000 additional shares of its common stock from time to time through UBS Securities LLC. Sales of additional shares, if any, will be made by means of ordinary brokers’ transactions on the NYSE. AFG will pay UBS Securities LLC a commission equal to 2.0% of the gross sales price per share of shares sold under the equity distribution agreement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 which are incorporated by reference.

LEGAL MATTERS

The validity of the securities offered hereby other than the preferred securities will be passed upon for AFG and each trust by Keating Muething & Klekamp PLL, Cincinnati, Ohio. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the trusts by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited AFG’s consolidated financial statements and schedules and AFG’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, included in AFG’s Annual Report on Form 10-K, as set forth in its reports thereon, which are incorporated by reference in this prospectus and elsewhere in the registration statement. AFG’s consolidated financial statements and schedules and management’s assessment have been incorporated herein by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$250,000,000

American Financial Group, Inc.

     % Senior Notes due 2018

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

UBS Investment Bank

Banc of America Securities LLC
KeyBanc Capital Markets
Wachovia Securities

Fox-Pitt Kelton Cochran Caronia Waller
Morgan Keegan & Company, Inc.
PNC Capital Markets LLC
Raymond James